EXHIBIT 99.1

NEWS RELEASE

DRESS BARN, INC. TO PRESENT AT CIBC WORLD MARKETS
6TH ANNUAL CONSUMER GROWTH CONFERENCE

SUFFERN, NY - JUNE 29, 2006 - Dress Barn, Inc. (NASDAQ - DBRN), a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands, today announced that it will be presenting at the CIBC World Markets 6th Annual Consumer Growth Conference.

The investor presentation is scheduled for Wednesday, July 12, 2006 at 1:10 p.m. Eastern Time at The Four Seasons Hotel in Boston, MA, and will be webcast live from the investor relations portion of the Company’s website at www.dressbarn.com.

ABOUT DRESS BARN, INC.

Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands. As of May 27, 2006, the Company operated 798 dressbarn stores in 45 states and 530 maurices stores in 40 states. For more information, please visit www.dressbarn.com and www.maurices.com.

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release are not historical in nature and are “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available on our most recent report on Form 10-K for the year ended July 30, 2005 and Form 10-Q for the quarter ended April 29, 2006.

CONTACT:	The Dress Barn, Inc. Investor Relations (845) 369-4600